UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2006

MPS GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	0-24484	59-3116655
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Independent Drive Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (904) 360-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2006 Executive Annual Incentive Plan Rules

On March 30, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of MPS Group, Inc. (the “Company”) established performance goals and award opportunities under the Executive Annual Incentive Plan (the “EAIP”) for certain executive officers for the Company’s 2006 fiscal year. The EAIP, which was approved by the Company’s shareholders in 2004, is designed to implement the Company’s philosophy of “pay-for-performance” and allows for maximum deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986. Prior to, or within any period required by rule after, the commencement of each fiscal year, the Committee will establish plan rules for that year with respect to the following matters: (a) employees who are eligible to participate; (b) the performance objectives for each participant, which performance objectives will include one or more shareholder approved performance measures; (c) the target award, maximum award, and threshold award that can be received by each participant, and the method for determining such award; (d) the form of payment of an incentive award; and (e) the times and conditions subject to which any incentive award may become payable.

Participants: The Committee identified the following named executive officers as EAIP participants for 2006: Timothy D. Payne, president and chief executive officer; Robert P. Crouch, senior vice president, chief financial officer and treasurer; Richard L. White, senior vice president and chief information officer; Gregory D. Holland, senior vice president, chief legal officer and secretary; and Tyra H. Tutor, senior vice president of corporate development.

Performance Objectives: The following table sets forth the performance criteria established for each of the participants for 2006, and the relative weighting of the criteria to be used in determining each participant’s performance against the established goals:

2006 Performance Objectives

Criteria	Weighting
Pretax Net Income	50%
Gross Margin	25%
Return on Incremental Equity	25%

2006 Targets and Award Opportunity: The Committee established for each participant an award opportunity under the EAIP for 2006, expressed as a percentage of base salary for each executive. The maximum award opportunity among the participants is for a threshold award of 50% of base salary, a target award of 100% of base salary, and an award for outstanding performance of up to a maximum limit of 150% of base salary.

2006 Management Savings Plan Eligible Executives

On March 30, 2006, the Compensation Committee designated eligible executives entitled to a periodic annual contribution under the Management Savings Plan for 2006, to be determined by the Compensation Committee, but which at a minimum shall be at least 5% of annual cash compensation for each eligible executive for the year, including the following named executive officers: Messrs. Payne, Crouch, White, Holland, and Ms. Tutor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPS GROUP, INC.

By:	/s/ Gregory Holland
Gregory Holland Senior Vice President, Chief Legal Officer and Secretary

Date: April 5, 2006